Jennison U.S. Emerging Growth Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         					December 27, 2004
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                      Re: Jennison U.S. Emerging Growth Fund, Inc.
                                   File No. 811-07811


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for Jennison U.S. Emerging Growth
Fund, Inc. for the fiscal year ended October 31, 2004.
The Form N-SAR was filed using the EDGAR system.



                                                 Very truly yours,

                                              /s/ Deborah A. Docs
                                                  Deborah A. Docs
                                              Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of December 2004.







Jennison U.S. Emerging Growth Fund, Inc.





Witness: /s/ Deborah A. Docs	               By:/s/ Grace C. Torres
            Deborah A. Docs	  	      	      Grace C. Torres
            Assistant Secretary 	                    Treasurer



























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